Exhibit 99.3

FINAL TRANSCRIPT

UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Event Date/Time: Sep. 22. 2011 / 12:30PM GMT

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FINAL TRANSCRIPT

**Sep. 22. 2011 / 12:30PM, UTX - United Technologies to Acquire Goodrich Corporation Conference Call**

## CORPORATE PARTICIPANTS

**Louis Chenevert**
*United Technologies Corp. - Chairman, CEO*

**Marshall Larsen**
*Goodrich Corporation - Chairman, President & CEO*

**Greg Hayes**
*United Technologies Corp. - SVP/CFO*

**Scott Kuechle**
*Goodrich Corporation - EVP & CFO*

## CONFERENCE CALL PARTICIPANTS

**Doug Harned**
*Sanford C. Bernstein & Company, Inc. - Analyst*

**Carter Copeland**
*Barclays Capital - Analyst*

**George Shapiro**
*Access 342 - Analyst*

**Cai von Rumohr**
*Cowen and Company - Analyst*

**Howard Rubel**
*Jefferies & Company - Analyst*

**Myles Walton**
*Deutsche Bank - Analyst*

**David Strauss**
*UBS - Analyst*

**Ron Epstein**
*BofA Merrill Lynch - Analyst*

**Ajay Kejriwal**
*FBR Capital Markets - Analyst*

**Shannon O'Callaghan**
*Nomura Securities Intl - Analyst*

## PRESENTATION

**Operator**

Good morning and welcome to the United Technologies webcast call. On the call today from United Technologies are Louis Chenevert, Chairman and CEO and Greg Hayes, Senior Vice President and Chief Financial Officer. Also on the call today from Goodrich Corporation are Marshall Larsen, Chairman, President, and CEO and Scott Kuechle, Executive Vice President and Chief Financial Officer. This call is being carried live on the Internet and there is a presentation available for download from UTC's website at www.utc.com. The Company reminds listeners that any forward-looking statements concerning the proposed transaction and its financial and business impact provided in this call are subject to risks and uncertainties. UTC and Goodrich's SEC filings, including the 10-Q and 10-K reports, provide details on important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. (Operator Instructions) Please go ahead, Mr. Chenevert.

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Good morning. We have exciting times at UTC. You always ask me about M&A and when are we going to do a deal and I’ve always answered that we have a disciplined approach to M&A. It has to be strategic to the core, it has to be in growth market, there’s got to be the ability to apply the UTC model and exercise the synergies and its also got to be the right value. Goodrich perfectly fits these criteria and more. As you know, we’ve reached an agreement to acquire Goodrich, subject to usual closing conditions. Goodrich is a well-established position in aerospace systems with products that are largely complementary to Hamilton Sundstrand as well as Pratt & Whitney.

Aftermarket content is attractive and like UTC, more than 40% of sales end with high growth expectation, so the timing is also very good. I’m bullish on aerospace and the whole team is bullish on aerospace. It’s one of the few areas with a brighter outlook today. Goodrich, again, like UTC, is well-positioned with higher content on many new platforms. We’re very excited to bring capabilities of 2 great companies together, making us more competitive, yielding significant value to both customers and our shareholders. We’ve got seasoned management teams, we’ve got similar culture, strong focus on growth, productivity and margin expansion, and the opportunity to apply the UTC model and coupled with ACE, our lean manufacturing discipline to further drive performance.There’s excellent fit from nose to tail.

Goodrich brings complementary product lines such as wheels and brakes, landing gears, nacelles, actuation and lighting systems. It’s a great addition to Hamilton Sundstrand’s strong suit of products with electric systems, environmental control systems and engine control systems. The combination will significantly increase our systems offering to air framers and allow greater integration across the platform, just as we did with the Hamilton systems on the 787.We reduced the wirings, the component, created value for the customers and for our shareholders and contributed to lower weight and fuel efficiency for these new aircraft.Timing is good as well.The aerospace sector is poised for upswing. Over a long period, air traffic has grown consistently.

RPMs increased 6% annually for the last 40 years and they’re expected to grow 5% for the next 20 years, supported by economic growth in emerging markets. Emerging market trends and replacement of older fleets also drive demand for these new aircraft. As you all know, Boeing’s estimate 33,500 new airplane deliveries from 2011 through 2030, compared with less than 20,000 in the last 20 years. Both Hamilton and Goodrich have high content on these new platforms. One of the questions we’ve asked ourselves, why increase defense exposure in this environment? And I’ve got Marshall here this morning to talk about the very strong position Goodrich has in this segment.

Marshall Larsen—Goodrich Corporation—Chairman, President & CEO

Thanks, Louis. About 30% of our sales are in defense and space within a very strong portfolio. First, we have a very broad presence and are not dependent in any 1 or 2 large programs. Second, we have a core business in priority areas such as electro-optical surveillance systems, precision guided systems, helicopter programs and the JSF; areas that are least likely to be impacted, even in the face of tighter defense budgets. In fact, our defense and space sales were up 8% organically in the first half of this year. Finally, even with programs that are ending, like the F-22, there is meaningful aftermarket sales for the foreseeable future. And as Louis said, just like UTC, Goodrich has a very strong aftermarket.

43% of our sales come from the aftermarket and we have a very broad base of content on in-service platforms and even higher content on the new platforms. Air framers are increasing production rates driving substantial growth for current aircraft in production which will mature and lead to a solid aftermarket. And, new platforms like the 787, the A350, the Embraer 190, the A320 NEO with the GTF, MRJ, and C-series are coming market. Goodrich is on all those new platforms, and in fact, we have more content on those platforms then on the platforms we are replacing. So, broad positions and higher content a new platforms will drive sustainable, long-term aftermarket growth.With that, let me hand it back to Louis to talk about how this combination adds great value to our customers.

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Louis Chenevert—United Technologies Corp.—Chairman, CEO

As we saw with the 787, customers are looking for substantial improvements in the next-generation aircraft.The trends are for more electric, more integrated and more intelligent aircraft. Combination of the UTC and Goodrich capabilities will create offerings such as more electric braking, integrated propulsion systems and vehicle health monitoring systems.These will provide systems with better performance and reliability, reduce complexity and maintenance for the end-users and lower overall cost to our customers. And, we will provide better value to airlines by leveraging Hamilton Sundstrand’s recently opened 24/7 world-class customer response center.

Customers will also benefit from expanded aftermarket network and excellent field support. Although we do not include sales synergies in our business case for M&A, we fully expect additional sales synergy as we leverage the capabilities of the 2 world-class product development, sales and aftermarket organizations. I’ll come back and answer some questions you might have, but for now, let me hand it off to Greg to briefly talk about the synergies and valuation.

Greg Hayes—United Technologies Corp.—SVP/CFO

Good morning, everyone.Thanks, Louis. As we always talk about with these deals, the focus here is on real cost synergies. And similar to previous transactions like GE Security and the Sundstrand deal we did 10 years ago, we haven’t included any sales synergies in our model, but we fully expect that this combination will eventually result in significant synergies, both on the cost side, as well as the top line.The cost synergies are going to come really from leveraging the combined volumes with our supply chain, rationalizing our facilities, optimizing our production capacity and consolidation of the back office, along with more efficiency in our E&D.We also get the benefits that UTC’s typically get from the ACE operating system and along with the lean manufacturing principles that Goodrich has employed, we’re going to have a strong focus on low-cost sourcing and low-cost manufacturing.We know how to integrate transactions. I think if you look back to what we’ve done over time with the fire and security transactions, with GE Security and others, we know how to do this.

We’ll have a dedicated team in place, we’ll be looking at these synergies every single day.We’re confident that this deal will be accretive by the second year and the IRR for this deal is well in excess of our cost of capital.Turning to valuation, price multiples are consistent with similar deals out the marketplace.We plan to use a combination of debt and stock to fund the transaction. Our current thinking is about 75% debt and 25% equity. Obviously, with the equity markets weak like they are today and have been for the last couple of months, the focus right now is on the debt markets. But we recognize we will have to issue equity, probably prior to close.

We’re also going to maintain our credit ratings; we’ve worked very hard to do that.We expect to have a good terms and a stable credit rating. We will be suspending share buyback through 2012 and significantly reducing that in 2013 and 2014; probably cutting it in half to about $1 billion a year.We’re also going to take our M&A placeholder, which we typically have at $2 billion a year, and reduce it to $1 billion a year for the next couple of years; in all, things that we think we need to do to help maintain the credit rating. This deal creates value for both Goodrich and UTC shareholders, as well as our customers. The combination of UTC and Goodrich will make UTC a $66 billion Company, based on pro-forma 2011 results, with slightly less than 50% of our sales from the aerospace sector. As Louis said, the aerospace cycle is one of the few growth sectors in these uncertain times and the addition of a premier company, such as Goodrich, will significantly enhance our capabilities in the attractive aerospace systems space and aftermarket.

UTC will remain a well-balanced enterprise with no single business driving more than 1/3 of sales. We remain well-positioned to serve the growing emerging markets with industry-leading franchises, game changing technologies and a seasoned management team focused on execution. Just to remind everyone of the principles we use in M&A, as Louis said at the start, we look for companies that are in the core, that are in growth markets, and have real synergies and create significant share owner value. The Goodrich acquisition should be no surprise to any of our share owners. We followed the principles in the Sundstrand acquisition, the Carriers acquisition of Linde, and as we built the fire and security segment through the acquisitions

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

of Chubb, Kidde and recently, GE Security and we’ll create value again with the Goodrich acquisition. Let’s stop there and open up the call for questions if we could.

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) Doug Harned, Sanford Bernstein.

Doug Harned—Sanford C. Bernstein & Company, Inc.—Analyst

Could you walk through how you think about the different sources — I’m assuming cost is the main thing that you’ve done this deal on. Could you walk through the different elements of that and what the relative size of different cost saving areas are likely to be?

Greg Hayes—United Technologies Corp.—SVP/CFO

Sure. As we size the cost synergies, we think about 6% of the Goodrich cost base will result in synergies here. So we’re thinking about $350 million to $400 million of synergies on a run rate basis. A little over $100 million is going to come from the SG&A, about $100 million from facilities, another $100 million from materials, and then a little bit from R&D and overhead. Again, I would tell you we think this is a very conservative estimate of these synergies. Alain Bellemare and Marshall will be working closely over the coming months to finalize these plans and get the integration teams working, but we think this $350 million to $400 million ought to be a slam dunk from a synergies standpoint.

Doug Harned—Sanford C. Bernstein & Company, Inc.—Analyst

Now if you look longer-term, I would assume that the efforts that you’ve done in sourcing in low-cost countries, Goodrich has been moving in that same direction, but you’ve done this quite extensively at UTC. Is this an area that you have also looked at here and attach some value to longer term?

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Yes, definitely. As you know, we’re not afraid of big goals at UTC and we have a good track record with our ACE operating system, with our supply chain also involved with the ACE operating system, as well as low-cost sourcing. It’s substantial opportunities and we have leadership that knows how to do this. I think on the Goodrich side, there’s also good leadership that knows how to do this and I think working jointly together, we’ll be able to leverage what’s already in place on both sides and optimize how we bring it together and create the value for the end customer, as well as for our shareholders.

Doug Harned—Sanford C. Bernstein & Company, Inc.—Analyst

And then if I can, you’ve looked at Goodrich for quite some time.Why now? What’s different today than what you saw 2 years ago, 3 years ago, 4 years ago?

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Well, I think it’s been on our radar screen. Big deals are lumpy, it’s not always easy to connect the seller with the buyers. We have very stringent criteria. It had to be in the core, it had to be that we could apply our model synergies. If you look, my last big deal was the GE Security which turned out to be accretive in year 1. We are very proud of what it did to our property.This is one, clearly, was on the radar screen and I think it’s been in the works for over a year between Marshall and I.

If you go back even in George’s day, George had sometime Goodrich on his slides. So it’s not new news that there was interest on our part. It’s just that it kind of converged and where the time where we’re early in the up cycle all the air framers have announced more volume on production of 73, on 320. I think our shareholders and our customers are going to like this a lot, that we have a brand-new set of capabilities and a bright future with this property after we close.

Doug Harned—Sanford C. Bernstein & Company, Inc.—Analyst

Okay, thank you.

Operator

Carter Copeland, Barclays Capital.

Carter Copeland—Barclays Capital—Analyst

Good morning, gentlemen and congratulations on the transaction.

Greg Hayes—United Technologies Corp.—SVP/CFO

Thanks, Carter.

Carter Copeland—Barclays Capital—Analyst

Just really a couple quick accounting questions for Greg and/or Scott.With respect to the differences in accounting and contract accounting that you guys use at Goodrich, Scott, when we look at the capitalized balance of excess over average and inventory, what should we be thinking are the duration of those contracts and when was the plan to begin working down that balance as opposed to adding to it? That’s the first one. And the second is, do you have a sense of what sort of incremental amortization of intangibles you expect to see as a result of the deal?

Scott Kuechle—Goodrich Corporation—EVP & CFO

Sure, Greg. This is Scott. I’d be happy to just comment on the contract accounting piece. First of all, we’ve got a lot of work to do over the next 6 to 8 months as we work to integrate and work toward closing to determine how we’re going to handle things like this. So, all I can speak to is the Goodrich side. We’ re going to work on accounting policies, et cetera, going forward so we’ll give you more information as we get closer to closing. But our view is that we’re about at the peak level this year, next year, in terms of what we put on the balance sheet in contract accounting, as we have a large number of production programs where we’re finishing up the pre-production R&D phase.

And then, as we start to get into production on things like 787, there’ll be some excess over average in the early stages and that will work down quickly as we start to reach our cost targets over the next couple of years. So, we’re looking at $200 million to

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

$300 million this year of additional, non-product inventory excess over average and that should start to work down over the next several years as we get more mature in production and as some of these programs complete.

Carter Copeland—Barclays Capital—Analyst

Do you have a sense of the average duration of those contracts? 5 years, 10 years?

Scott Kuechle—Goodrich Corporation—EVP & CFO

Some of those contracts go out 20 years. It’s all over the map, based on different production programs.

Carter Copeland—Barclays Capital—Analyst

Okay, great.

Marshall Larsen—Goodrich Corporation—Chairman, President & CEO

This is Marshall, Carter. One of the things that I think this combination does, it helps us totally rationalize our supply chain and our low cost country manufacturing and should help us move down that cost curve even faster.

Greg Hayes—United Technologies Corp.—SVP/CFO

Carter, just to give you some of the numbers in terms of the amortization. First year, obviously, there’s going to be some step up of the fixed assets and such and it’s probably about $0.30 of impact from the first year amortization. That goes down to about a $0.15 a year average run rate. I think the other good news is that, again, as we conform Goodrich’s accounting to UTC’s accounting, we’ll probably move away from the contract accounting that Goodrich has done over the last 10 years or so.What that does is give us an opportunity to probably get some of these costs behind us that have been capitalized. We’ll take care of that in purchase accounting.The good news is, as Scott and Marshall were saying, we’re coming down the curve quickly on the 787. That’s probably the biggest issue that we’ve got out there, but we’ve looked and we’re confident in Goodrich’s plans on cost reduction and getting to a break even on that program relatively quickly.

Carter Copeland—Barclays Capital—Analyst

That’s great.Thank you very much. Congratulations again.

Operator

George Shapiro, Access 342.

George Shapiro—Access 342—Analyst

Just one follow-up on the accounting, there’s also a difference in pension. Goodrich was able to move away from the high pension costs because you had something over whatever the exact number is, 80% of the people not on defined benefit anymore. How’s that going to get affected in the combination here?

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Greg Hayes—United Technologies Corp.—SVP/CFO

We’ll conform to the pension accounting to UTC methodology. It’s not a big number for us. We think, as we look at Goodrich’s pension funding, there’s about 90% or so right now, I think, at a 5% discount rate. We’ll see where the discount rates end up, but we don’t anticipate a big impact from the pension as we conform it to UTC’s plan.

George Shapiro—Access 342—Analyst

And then, the other question, Greg, in terms of just to clarify, you’re going to totally suspend the buyback next year so you’re not going to even by shares to offset option and share creep? That share creep number is what, 8 million or 9 million shares a year?

Greg Hayes—United Technologies Corp.—SVP/CFO

It’s a little bit less than that, but typically we have to buy back about $500 million year to cover the dilution associated with option exercise. So, we’ll see a little bit of a headwind from that next year. Again, it’s all in the numbers as we look at accretion dilution for the next couple of years. Obviously, next year it’s a bigger number as we take all the deal costs, we take the restructuring charges, take the amortization associated with the intangibles, but still solidly accretive by year 2.

George Shapiro—Access 342—Analyst

Okay, thanks a lot and congratulations to both of you.

Operator

Cai von Rumohr, Cowen and Company.

Cai von Rumohr—Cowen and Company—Analyst

Yes, thank you and let me join in congratulations. Could you give us some color? You haven’t talked about potential regulatory hurdles and you haven’t talked about your customers’ reaction. Is the EU going to think this is okay? Is China going to think this is okay? Do Boeing and Airbus think this is okay?

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Well, Cai, that’s a very good question and good morning. Simply said, a lot of the Goodrich product line is complementary to what we do. We don’t have landing gears and brakes, we don’t have nacelles today. I talked to several European customers this morning before this call and I would say the level of energy and enthusiasm was very good from the customer. So, I think this is something we’ve done, acquisitions, before we know to do this and touch every customer worldwide and they know our culture.

I think they like the UTC culture of how we deliver on time. We optimize value for them. So, I expect minimal issues in the whole process. We’ re going to do that by working our customers and making sure they’re comfortable with our game plan.

Cai von Rumohr—Cowen and Company—Analyst

Okay. What sort of timetable should we think about this thing happening on?

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Louis Chenevert—United Technologies Corp.—Chairman, CEO

I think most likely somewhere by the end of Q2 ‘12 or Q3 is probably the reasonable timing that we expect.

Cai von Rumohr—Cowen and Company—Analyst

Okay, a last quick one — in your cost savings, I can understand SG&A and facilities. Help me understand how, combined, you get $100 million in material savings that you couldn’t get individually?

Greg Hayes—United Technologies Corp.—SVP/CFO

Cai, that’s really just a question of leveraging the global supply contracts that we have and the global sourcing. Again, Goodrich is an $8 billion company, UTC is a $58 billion company. You put the two of us together and we just think there are natural opportunities, and we’ve actually identified some of those in due diligence, that give us high confidence that we can take about 3% of the cost out on the procurement side relatively quickly.

Louis Chenevert—United Technologies Corp.—Chairman, CEO

You’ve got to remember, Cai, we buy the same types of material whether it’s titanium, nickel alloy, bearings, et cetera. All of a sudden, we aggregate all these after closing and it simplifies the relationship between us and the supply chain.We’re going to certainly do that and more, in my view, as we move forward.

Cai von Rumohr—Cowen and Company—Analyst

Terrific.Thank you very much.

Operator

Howard Rubel, Jefferies.

Howard Rubel—Jefferies & Company—Analyst

Thank you, good morning. Quite an exciting deal. Just a couple of follow-up questions — first, for Greg, when you talk about the accretion in year 2, can you give us a sense of what that means? Where you got the number?

Greg Hayes—United Technologies Corp.—SVP/CFO

Obviously, I’m not prepared today to give you the exact numbers for the dilution in year 1 and the accretion going forward, but clearly, as we work through this, and we’ve taken a look at the deal costs, we’ve taken a look at the synergy rollout, we’re going to have solid accretion in year 2, primarily just from realizing the benefits on the SG&A and the overhead side initially.The supply chain will take a little bit longer to realize and the facilities rationalization even a little bit further.We probably get the full run rate synergies after about 4 years and obviously, the facilities are the long pole in the tent there.

Howard Rubel—Jefferies & Company—Analyst

What kind of cost of money did you assume in this? Is it kind of in the 4% range?

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Greg Hayes—United Technologies Corp.—SVP/CFO

In fact, it’s even a little bit better than that. We’re going to go to the market and probably borrow about $12 billion of the $16 billion purchase price. Most of that is going to be front-loaded on the yield curve. We’ll do some 10-year, probably $3 billion, we’ll probably do some 30-year, but most of this is going to be paid off in the first 5 years. If you think about it, we’re generating over $5 billion of free cash flow ourselves every year.

Without the burden of share buyback in the first year or so, we’ll be able to pay this debt down relatively quickly. Overall interest cost that we’ve assumed for accretion dilution is just a little bit south of 3% in total for the $12 billion of borrowing.

Howard Rubel—Jefferies & Company—Analyst

That’s why I’m a little surprised about the equity, given the free cash flow, Greg.

Greg Hayes—United Technologies Corp.—SVP/CFO

Well, again, we’ve said this in the past, keeping the credit rating, especially in times like this, it is sacrosanct. It is kind of like the dividend. We’re never going to lose it. We worked very closely with the rating agencies. We knew that we had to do a little bit in terms of equity to hold the rating, we knew we had to suspend share buyback, but again, the deal makes sense, even with the issuance of 25% equity. In fact, it makes a heck of a lot of sense.

Howard Rubel—Jefferies & Company—Analyst

Thank you very much.

Operator

Myles Walton, Deutsche Bank.

Myles Walton—Deutsche Bank—Analyst

Thanks. Good morning and congratulations on the deal. Louis or Marshall, could you comment a bit about the culture between the companies? Oftentimes when you have deals of this size, that tends to make or break it. Do you think the workforce at Hamilton and Goodrich effectively are kind of prepared for it? Also, from a perspective of integration of the cultures, how soon after deal closure would you anticipate starting to blend the businesses together? Slide 10 in your chart show them more or less operating independent from one another, at least at the beginning.When do they start to blend and mesh together?

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Let me start. Certainly, the cultures of the enterprise are quite similar and that’s part of the attractiveness of this property. Not only do they have a great product portfolio, but the culture of ethics, of productivity, the culture of serving the customers, I think it’s going to be very complementary. After closing, obviously, it’s our intent, although the slide shows these businesses side-by-side, the fact is, the leadership of the Sundstrand business will then be very closely integrated in Charlotte to drive the maximum synergies, to drive maximum opportunity in front of us and I think that it’s going to be a happy transition, in my view, as we move forward. The team, as you know, always in the UTC culture as we have the right formulas for incentive comp, for long-term incentives, to drive profound execution. I’m totally convinced that as their team joins our team, they’re going to like the culture of enterprise and not only the prior track record, but going forward, the opportunities we have together.

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Marshall Larsen—Goodrich Corporation—Chairman, President & CEO

I would echo that. I think the blending of our 2 cultures is extremely important and during this time period where we’ve gotten to know, Louis and United Technologies better, we’ve come to the belief that our cultures are not different. That we really respect the individual, we treat our employees well, we have accountability and teamwork and we, as Louis said, highly value our ethical culture and that is not going to change because we’re working together.

Myles Walton—Deutsche Bank—Analyst

Louis, from a perspective of a competitor and customer of Goodrich, previously, or a partner in a lot of places, you probably have a read into measuring where they are on the ACE spectrum. As you look at it today, where do they stack up relative to the mix, gold, silver, at Hamilton?

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Number one, is they have a very good culture, also, of continuous improvement and kaizen process et cetera.While it’s, perhaps, slightly different than what we have, I think our ACE system is more comprehensive. I think they might come up the learning curve fairly quickly after closing.We’re going to put some ACE experts in there to make sure that we train their workforce. But it’s not going to be culture shock. That’s the good news because they already have that embedded in them of continuous improvement.

I see a lot of good momentum developing quickly and I would say as far as where they are today, well, obviously any new facility that comes on our system starts at pre-qualifying, but I think that will make it up the ladder fairly quickly to bronze and to silver. There’s many facilities that I’ve been briefed on by Marshall and his team that appear to be at a very high level of performance. Some others, like any company, have a world of opportunities in front of him. We are going to implement our approach, but it’s all going to be very good.

Marshall Larsen—Goodrich Corporation—Chairman, President & CEO

The good news about continuous improvement through lean manufacturing or the ACE system at United Technologies is you never stop improving. And so, regardless of the level of any facility, we always find more ways to improve it. In fact, you know, and I’ve talked to our investors in the past, about the lean events that we do, we’ll go back to a facility or a portion of a facility a year or 2 later and find even more ways to improve it. I think we have an opportunity in the 2 companies as we come together to learn the best practices on both sides.

Myles Walton—Deutsche Bank—Analyst

Good.Thanks again and congratulations.

Operator

David Strauss, UBS.

David Strauss—UBS—Analyst

Congratulations as well. The $500 million in costs, one-time P&L costs that you show on slide 8, Greg, is that all purchase accounting? Is that taking care of the capitalized costs? Does that include restructuring? What exactly all is in that number?

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Greg Hayes—United Technologies Corp.—SVP/CFO

That is all of the costs that actually are going to hit the P&L over the first couple of years. So, that’s primarily restructuring-related costs, which can no longer go into purchase accounting. It’s not, unfortunately, the good old days where you could take all that restructuring in the first year and bang it into the balance sheet. It’s all got to get charged to the P&L. So, the lion’s share of that is restructuring.

David Strauss—UBS—Analyst

Okay. Would you expect, as part of trying to close this deal, would you expect to have to make any divestitures? Obviously, there is some overlap in terms of power systems and engine controls between 2 businesses?

Greg Hayes—United Technologies Corp.—SVP/CFO

We’ve done a pretty thorough analysis. Obviously, we’ve had good counsel from the antitrust guys at Wachtell Lipton, as well as our internal guys take a look at this. And for the most part, we think all of these businesses are complementary. Obviously, you point out there a couple of small overlaps, we’re not anticipating any significant divestitures at all. We are obviously anticipating a second request from justice which will take the close out probably about 9 months. But really not anticipating anything in terms of significant divestitures.

Louis Chenevert—United Technologies Corp.—Chairman, CEO

And as I said in my opening remarks, some of their large businesses, we don’t have today. Nacelle systems is not a business of ours today, landing gears and brakes, for those, there is absolutely no issues and there’s just a couple tiny areas that we’re going to work aggressively and it’s all in our relationship also with the customers and how they see us creating the value for them in the future.We’re going to work this aggressively over the next couple of months.

David Strauss—UBS—Analyst

Okay. And last one for me — Louis and Greg, in terms of timing doing this deal today, should we read anything into it in terms of a more difficult outlook as you look at your non-aerospace, res and commercial construction businesses as you look out to 2012 and maybe even 2013? Just a more difficult outlook there as compared to what you might have thought 3 to 6 months ago?

Greg Hayes—United Technologies Corp.—SVP/CFO

No. We’re very confident in the guidance that we’ve given for the year. We still remain well-positioned to grow earnings into the next couple of years. Look, the markets are difficult, we see it every day in the US and in Western Europe. But we’re well-positioned, as Louis said, in the emerging markets and in the growth markets. As we’ve always said, deals happen when they happen.The stars have aligned perfectly here.We’re very fortunate to be able to come together with Goodrich today and really, timing is just what it is.

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Nothing has changed to what we’ve said before as far as the current status of business. We still see a lot of momentum in emerging markets. We still see the same parameters, deals happen when they happen.The way I look at this is, I’ve got a long road ahead of me.This is a target property that was a fabulous, basically complementary property to ours.

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

I look at it from we’re going to love this property, 10, 20 years out. This is always going to be a superb fit and we’re going to create value for our customers and shareholders. It’s unfortunate, you can’t pick the day where you announce these things. But guess what, it’s a great deal; it’s always going to be a fabulous deal as we move forward.

David Strauss—UBS—Analyst

Thank you very much.

Operator

Ron Epstein, Bank of America Merrill Lynch.

Ron Epstein—BofA Merrill Lynch—Analyst

In your prepared remarks, Louis, you mentioned that it would make both companies more competitive. If you could speak to where do you think you could get some revenue synergies specifically, be it that there isn’t a lot of overlap? What areas do you think you could find that?

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Well, I think what happens is a bit of what you saw in the Hamilton Sundstrand story. Because we had Sundstrand, when came a new platform that demands more efficiency, more integration, there’s no doubt in my mind, we did a lot more on a single platform then the companies would have done on their own because we could integrate systems and create value for customers. Well, guess what, there’s inside in a nacelle is an engine and one of the things we could do, for example, that will enhance the value for the end customer as we bring those businesses together, the same is true with the landing gear and brakes system and basically conveying the right messages in cockpit and all that. I think we’re going to find ways, basically on all the new platforms of the future to see more volume, more business than the individual business would have seen individually or separately.

Greg Hayes—United Technologies Corp.—SVP/CFO

Ron, keep in mind, too, our base case does not include any revenue synergies. I think that’s all upside. Is a long-term play, but it is clearly upside to any of the valuation models that we’ve done.

Ron Epstein—BofA Merrill Lynch—Analyst

How big could that possibly be if we try to think about how to scope that out? Down the road, longer-term how could big could the revenue synergies be?

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Well, let me just say, this is for another day, we’ll discuss that. We’re going to go and focus on closing this property first. We’ve got to understand the business, exercise the synergies and this will be icing on the cake when it all happens. But we need new platforms, we need new opportunities, but they will come. Aerospace is going to grow, as well as there will be a lot of things we could do across the businesses leveraging the E&D and being more competitive in how we package solutions, et cetera.

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Ron Epstein—BofA Merrill Lynch—Analyst

And then just one last question if I may — one that you actually brought up.Why increase defense here? I think we all know that Goodrich’s defense business has been producing well. But the backdrop for defense is, without a doubt, is getting more difficult, right? How do you think about that risk, particularly longer-term?

Greg Hayes—United Technologies Corp.—SVP/CFO

Clearly, as we looked at the Goodrich portfolio, one-third of the revenues do come from the defense side. But I think, as Marshall explained before, their portfolio is uniquely positioned, especially in what they call the ISR, the intelligence surveillance recon-type mission.They’ve got great, great technologies. It’s a lot of small programs, and we all understand defense spending is going to be cut and we factored that into our valuation analysis. But as we look at the portfolio across Goodrich, it really will probably withstand the test of time here as we go through this process down in Washington.

Marshall Larsen—Goodrich Corporation—Chairman, President & CEO

Ron, if you think about the Goodrich defense portfolio, Greg just gave you some prime examples of why it’s kind of in a lot of the sweet spots of what will be funded. But you can also think of it in the other way — what things aren’t being funded? Like navy ship programs, ground vehicles, all parts of the defense portfolio that we don’t play in, where we won’t get whacked in a general cut across the board. So we feel very good about our defense portfolio being able to continue to move on and grow.

Louis Chenevert—United Technologies Corp.—Chairman, CEO

They also have nice content, if I could wrap it up here, on many of the new platforms that are essential to the DoD like the JSF, like the 53 kilo, et cetera, that is going to be a nice run, also, of new platforms for the future.

Ron Epstein—BofA Merrill Lynch—Analyst

Great. Congratulations and thanks.

Operator

Ajay Kejriwal, FBR.

Ajay Kejriwal—FBR Capital Markets—Analyst

Just a question, the C919, how does this combination position you on that platform? Would you be able to get more content there? And are there any regulatory approvals that you need in China?

Greg Hayes—United Technologies Corp.—SVP/CFO

Right now, obviously, Hamilton Sundstrand will be supplying the electric power distribution for the C919. We don’t see there being a regulatory issue in terms of MOFCOM approval with the Chinese. Obviously, technology transfer and ITAR restrictions are first and foremost in our minds here, but we don’t see a big issue there.

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Ajay Kejriwal—FBR Capital Markets—Analyst

Good. And then Louis, this acquisition gets Hamilton above the $10 billion mark and that would leave basically just Fire & Security and Sikorsky below $10 billion. Is it fair to assume that future acquisition dollars would be those 2 segments?

Louis Chenevert—United Technologies Corp.—Chairman, CEO

I think it’s very premature to comment at all on this. Obviously, I love $10 billion business, but here, obviously, we’ve made a giant step in the right direction. I think there is some small property still around for Fire & Security in the future, but for now, our focus is clearly on execution. Greg mentioned earlier, we’re going to minimize our M&A pool for the next couple of years, from where it is. At the same time, our goal is always to outperform and basically, it’s very, very premature to talk about anything else.We’re going to do this transaction, we’re going to bring it to closure, and our customers, shareholders will love the outcome.

Ajay Kejriwal—FBR Capital Markets—Analyst

Thank you.

Operator

Shannon O’Callaghan, Nomura Securities International.

Shannon O’Callaghan—Nomura Securities Intl—Analyst

A couple of follow-ups on the numbers — the amortization in 2013 is going to be I guess around $200 million. In terms of this ramp on the synergies, is there enough that hits in ‘13 to offset the incremental amortization? Maybe a little more on how that flows through?

Greg Hayes—United Technologies Corp.—SVP/CFO

Pretty close by year 2 offsetting the amortization. We still, of course, have some restructuring costs.That $500 million restructuring costs will play itself out over a few years, so you still have a hit from that, as well as the interest cost. But, clearly, you get solid accretion in year 2.

Shannon O’Callaghan—Nomura Securities Intl—Analyst

Okay, and then, in year 1, just help me out there. $0.30 of amortization, I think you used the word dilutive for ‘12, what are the other big chunks in ‘12? How much of that is a big chunk of the $500 million going to hit right away? Or what else is there besides $0.30 of amortization?

Greg Hayes—United Technologies Corp.—SVP/CFO

You do have restructuring costs the first year. Actually, restructuring costs will probably ramp up into the second and third year as we look at the facility rationalization.You also have all of the deal costs, which will hit us when we close; the cost of issuing the securities and the debt and just a few other costs.You’ve also got, of course, the impact of not doing share buyback and so we factored that into the equation as well. But, look, it will be a one-time hit.We’ll get in front of that number, we’ll talk to you before Louis stands up in December and we’ll give you some clear guidance on what that’ll be. But probably take a couple more weeks to sort through it.

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

Shannon O’Callaghan—Nomura Securities Intl—Analyst

Okay. All right.Thanks a lot.

Operator

Thank you, I’m showing no further questions. I’d like to turn the call back to the speakers for closing remarks.

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Very good.Thank you very much. As you can see, I’m very excited. Our whole teams are excited.This is a spectacular opportunity for United Technologies customers and shareholders and the Goodrich family. It’s a well-run company that I think will fit smack in the middle of our core competency. We’re going to continue to be very focused and it’s all about execution and that’s what the next phase is. So, thank you very much for your participation for this call. And, Marshall, any comments you want to make as we —?

Marshall Larsen—Goodrich Corporation—Chairman, President & CEO

I think Louis started the whole thing off today with it’s exciting times and it really is. We’re looking forward to putting these 2 teams together and creating even more value. I have to say to all of you aerospace analysts out there that have been following Goodrich over the years, we thank you for your support and it’s been a very great pleasure working with you.

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Thank you very much.

Greg Hayes—United Technologies Corp.—SVP/CFO

Thanks, everybody.

Louis Chenevert—United Technologies Corp.—Chairman, CEO

Okay, have a good day.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the program. You may all now disconnect.

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F I N A L T R A N S C R I P T

Sep. 22. 2011 / 12:30PM, UTX—United Technologies to Acquire Goodrich Corporation Conference Call

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